UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 3, 2016

TRUETT-HURST, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-187164	46-1561499
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Foss Creek Circle, Healdsburg, CA	95448
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (707) 431-4423

Not applicable

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On October 3, 2016, Paul Forgue resigned as the Chief Financial Officer of Truett-Hurst, Inc. (the “Company”), effective on October 23, 2016. Mr. Forgue will provide consulting services to the Company for a transitional period while the Company’s new Chief Financial Officer is integrated.

(c) On October 3, 2016, the Company announced the appointment of Evan B. Meyer as Chief Financial Officer. The appointment is effective as of October 26, 2016 (“Start Date”).

Mr. Meyer will receive an annual salary of $275,000 and the opportunity, on an annual basis, to receive a 20% share of the bonus pool under the Company’s executive bonus plan. The bonus pool is funded by 50% of all GAAP net income of the Company, with a maximum bonus pool of $500,000. The bonus is only paid to executives in good standing and on the Company payroll at the time of the bonus payment. In the event a majority interest in the Company is sold and Mr. Meyer’s employment is terminated due to the sale within the first 18 months of his employment, Mr. Meyer will be entitled to twelve months of severance ($275,000).

Mr. Meyer will receive options to purchase 70,000 shares of common stock under the Company’s stock option plan at the closing price on the Start Date. The options will vest over a four-year term with 25% vesting on the Start Date. An additional 50,000 options will be issued on July 1, 2017, provided Mr. Meyer remains a full-time employee of the Company.

Prior to being appointed the Company’s Chief Financial Officer, Mr. Meyer, 54, served as the Chief Financial Officer of Avantel SAS, a mobile operator in Bogotá, Colombia from 2015 to 2016. Prior to Avantel, Mr. Meyer was the Chief Financial Officer of PaymentOne Corporation, a provider of global mobile payment and carrier billing solutions for digital merchants, from 2005 to 2015; and the Vice President of Finance and Administration at PaymentOne Corporation from 2000 to 2004. Prior to working at PaymentOne Corporation, Mr. Meyer served as Senior Manager and Principal Consultant of PricewaterhouseCoopers LLP, an assurance, tax and advisory services firm, from 1994 to 1998. Mr. Meyer has a Master’s in Business Administration from the University of Washington’s M.G. Foster School of Business and a Bachelor’s of Science from California State Polytechnic University, Pomona. Mr. Meyer also holds a C.P.A. certificate (inactive) in the State of California.

Item 8.01	Other Events

On October 3, 2016, we issued a press release announcing Evan B. Meyer’s appointment as our Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The Company currently anticipates holding its annual shareholder’s meeting during the first half of calendar year 2017.

Item 9.01.	Financial Statements and Exhibits.

99.1	Press release dated October 3, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Truett-Hurst Inc.
(Registrant)
Date: October 3, 2016

	By:	/s/ Philip L. Hurst
Philip L. Hurst
Chief Executive Officer